EXHIBIT 4.5



THIS FOURTH SUPPLEMENTAL AGREEMENT is dated 17th January, 2003 between:

(1) DUNLOP STANDARD AEROSPACE GROUP LIMITED (registered no. 3573726) an English company with its registered office at Holbrook Lane, Coventry, CV6 4AA (the "Company");

(2)      THE OBLIGORS listed in Schedule 1;

(3) MIZUHO CORPORATE BANK, LTD. as arranger of the Facilities (in this capacity the "Arranger");

(4)      MIZUHO CORPORATE BANK, LTD. as agent for the Lenders set out in
         Schedule 2 (in this capacity the "Facility Agent");

(5) MIZUHO CORPORATE BANK, LTD. as security agent and trustee for the Lenders (in this capacity the "Security Agent"); and

(6) MIZUHO CORPORATE BANK, LTD. as syndication manager (in this capacity the "Syndication Agent").

WHEREAS:

(A) This Fourth Supplemental Agreement is supplemental to a credit agreement dated 31st July, 1998 (as supplemented and amended by a Supplemental Credit Agreement dated 28th September, 1998, a Second Supplemental Agreement dated 7th May, 1999 and a Third Supplemental Agreement dated 15th February, 2002, the "Original Credit Agreement") made between, inter alios, the Parent, the Arranger, the Original Lenders and The Fuji Bank, Limited as Facility Agent and Security Agent pursuant to which the Lenders agreed to make available to the Borrowers certain term loan facilities, capital expenditure facilities and revolving credit facilities.

(B)      The Company has requested certain amendments to the Senior Finance
         Documents.

(C) The parties to this Fourth Supplemental Agreement have agreed to supplement and amend the Original Credit Agreement on the terms set out below.

IT IS AGREED as follows:

1.       Interpretation

(a) Capitalised terms not otherwise defined in this Fourth Supplemental Agreement have the meanings given to them in the Original Credit Agreement, unless the context otherwise requires.

(b) Terms defined in the Recitals hereto have the same meaning when used in this Fourth Supplemental Agreement.

(c) Clause 1.2 of the Original Credit Agreement is deemed to be set out in full in this Fourth Supplemental Agreement but as if references to the Original Credit Agreement are references to this Fourth Supplemental Agreement.

2.       Amendments to the Original Credit Agreement

(a) The parties to this Fourth Supplemental Agreement hereby agree for themselves and for their successors, transferees and assignees pursuant to the Original Credit Agreement that, subject to paragraph
         (b) below, upon the Facility Agent confirming to the Company its satisfaction of the conditions set out in Schedule 3 hereto, the Original Credit Agreement shall be supplemented and amended by this Fourth Supplemental Agreement as follows:

         (i) Clause 8.5(b) (Tranche E Facility) of the Original Credit Agreement shall be deleted and replaced by:

                  "(b) The Tranche E Repayment Instalments shall be applied first in repayment of all Tranche E Advances (other than a Tranche E Advance made to a Borrower resident in Canada) pro rata until such Tranche E Advances are repaid or prepaid in full, second in repayment of all Tranche E Advances made to Borrowers resident in Canada pro rata until such Tranche E Advances are repaid or prepaid in full, third in prepayment of all Tranche E Utilisations made by way of Documentary Credit (other than a Tranche E Utilisation made by way of a Documentary Credit on account of a Borrower resident in Canada) pro rata until such Tranche E Utilisations are repaid or prepaid in full and fourth in repayment of all Tranche E Utilisations made by way of Documentary Credit on account of Borrowers resident in Canada pro rata until such Tranche E Utilisations are repaid or prepaid in full."

         (ii) Clause 22.1 (Definitions) of the Original Credit Agreement shall be amended such that in Subclause 22.1(a):

                  (A) in the definition of "Consolidated Cash Flow" in sub-paragraph (xi) the word "plus" shall be deleted, and in its place shall be inserted the word, "minus";

                  (B) the "and" at the end of paragraph (v) of the definition of "Consolidated EBIT" shall be deleted, and a new paragraph (vi) will be added to that Clause as follows:

                           "after adding back any costs (in a maximum amount not exceeding (pound)3,500,000) incurred and defrayed during the annual Accounting Period ending on or about 31st December, 2002, in connection with any proposed initial public offer by the Company; and",

                  and      the existing paragraph "(vi)" will become paragraph
                           "(vii)";

                  (C) paragraph (ii) of the definition of "Restructuring Costs" shall be amended:

                           (1) by the addition of the words "or, in respect of the annual Accounting Period ending on or about 31st December, 2002, (pound)600,000" after the words "not exceeding (pound)250,000";

                           (2) the words, "in each case" shall be added after the word "(or" the first time it appears; and

                           (3) the amount "(pound)1,000,000" shall be deleted and replaced by the amount "(pound)1,350,000".

         (iii) Clause 1.1 (Definitions) of the Original Credit Agreement shall be amended such that:

                  (A) the definition of "Capital Expenditure" shall be amended such that the words, ": (a) subject to paragraph (b) below," shall be added after the words "Capital Expenditure means" and, the "." at the end of that definition shall be deleted and in its place shall be inserted the following: "; (b) for the purposes of this definition, any expenditure constituted by Recoverable A380 Investment Costs made in the period 31st December, 2002 to 31st December, 2005 in an aggregate amount not exceeding (pound)5,200,000 and which is accounted for as prepaid expenses or debtors in the audited consolidated Accounts of the Group in accordance with Applicable Accounting Principles shall be excluded"; and

                  (B)      the following new definition shall be added:

                           ""Recoverable A380 Investment Costs" means the investment costs incurred by the Company in relation to the development of the A380 and which are certified by the Company to the Banks prior to their incurrence as recoverable by the Company from Airbus Industrie".

(b) The amendments to the Original Credit Agreement set out in this Clause 2 shall not come into effect and shall be automatically cancelled or revoked unless the Facility Agent has confirmed to the Company and the Lenders that all the conditions set out in Schedule 3 have been satisfied before close of business in London on 31st January, 2003.

3.       Representations and Warranties

         Each Obligor represents and warrants to the Agents and each Lender that on the date hereof and on the date on which the Original Credit Agreement is amended as set out in Clause 2:

         (a) Powers and authority: It has the power to enter into and has taken all necessary action to authorise the entry into and delivery of, this Fourth Supplemental Agreement and the transactions contemplated by this Fourth Supplemental Agreement (including, without limitation, under the Original Credit Agreement as supplemented and amended by this Fourth Supplemental Agreement).

         (b) Legal Validity: Subject to the Reservations, this Fourth Supplemental Agreement constitutes, and the Original Credit Agreement when supplemented and amended by this Fourth Supplemental Agreement will constitute, its legal, valid and binding obligation.

         (c) Non-conflict: The entry into and performance by it of, and the transactions contemplated by, this Fourth Supplemental Agreement and the Original Credit Agreement (as supplemented and amended by this Fourth Supplemental Agreement) do not and will not:

                  (i) conflict in any material respect with any law or regulation or any official or judicial order applicable to it; or

                  (ii)     conflict with its constitutional documents; or

                  (iii) conflict in any respect with, or entitle any third party to terminate, any agreement or document which is binding upon it, any other member of the Group or any asset of any member of the Group in a manner or to an extent which might have a Material Adverse Effect or would be reasonably likely to have a Material Adverse Effect on the business assets or financial condition of the Company, any Borrower or any Material Group Subsidiary or in a manner or to an extent which could result in any liability on the part of any Finance Party to any third party.

         (d)      Authorisations:

(i) All authorisations required by any Obligor in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by this Fourth Supplemental Agreement (including, without limitation, under the Original Credit Agreement) have been obtained or effected (as appropriate) and are in full force and effect.
(ii) The Obligors' Agent has been duly authorised by each of the other Obligors to execute this Fourth Supplemental Agreement on their behalf.

4.       Incorporation

(a) This Fourth Supplemental Agreement is a Senior Finance Document for the purposes of the Original Credit Agreement and the other Senior Finance Documents.

(b) This Fourth Supplemental Agreement shall, from the date of this Fourth Supplemental Agreement, be deemed to be incorporated as part of the Original Credit Agreement.

(c) Except as otherwise expressly provided in this Fourth Supplemental Agreement, the Senior Finance Documents remain in full force and effect.

5.       Guarantees and Security

         Each Guarantor consents to the amendments to the Original Credit Agreement as set out in Clause 2 of this Fourth Supplemental Agreement and:

        (a) confirms and agrees that its guarantee of the obligations and liabilities of the other Obligors under the Senior Finance Documents remains in full force and effect and will remain in full force and effect; and

         (b) confirms that the charges and security interests created under the Security Documents continue in full force and effect.

6.       Miscellaneous

(a) The provisions of Clauses 26 (Expenses), 29 (Amendments and Waivers), 36 (Notices) and 37 (Jurisdiction) of the Original Credit Agreement shall apply to this Fourth Supplemental Agreement as though they were set out in this Fourth Supplemental Agreement in full, but as if references in those Clauses to the Original Credit Agreement were references to or included this Fourth Supplemental Agreement.

(b) Unless expressly provided to the contrary in this Fourth Supplemental Agreement, a person who is not a party to this Fourth Supplemental Agreement may not enforce or enjoy the benefit of any of its terms under the Contracts (Rights of Third Parties) Act 1999.

7.       Counterparts

         This Fourth Supplemental Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Fourth Supplemental Agreement.

8.       Governing Law

         This Fourth Supplemental Agreement is governed by English law.

This Fourth Supplemental Agreement has been entered into on the date stated at the beginning of this Fourth Supplemental Agreement.

                                  SCHEDULE 1


The Obligors (other than the Company)

Dunlop Standard Aerospace (UK) Limited

Serck Aviation Limited

Dunlop Standard Aerospace Overseas Limited

Dunlop Standard Aerospace (US) Inc.

Dunlop Standard Aerospace Holdings Plc (previously known as Dunlop Standard Aerospace Holdings Limited)

Standard Aero Limited

Dunlop Aviation Canada Inc.

Dunlop Aviation North America Inc.

Standard Aero Inc.

Stewart Warner South Wind Corporation

Standard Aero (Alliance) Inc.

Dunlop Holdings Limited

Dunlop Limited

Dunlop Aerospace Limited

Standard Aero (San Antonio) Inc.

Dunlop Aerospace Parts Inc.

                                  SCHEDULE 2

                                    Lenders


Mizuho Corporate Bank, Ltd.

The Bank of Nova Scotia

The Royal Bank of Scotland Plc

The Governor and Company of the Bank of Scotland

Dresdner Bank AG London Branch

ABN AMRO Bank N.V.

General Electric Corporation

UFJ Bank Limited

Sumitomo Mitsui Banking Corporation

PPM UK Limited

UBS AG

Abbey National Treasury Services

Lloyds TSB Bank Plc

Duchess I CDO S.A.

Panther CDO

Allied Irish Bank

                                  SCHEDULE 3

                             Conditions Precedent

1. Receipt by the Facility Agent (in form and substance satisfactory to it) of each of the following:

         (a) a certified copy of a resolution of the board of directors of the Company:

                  (i) approving the terms of, and the transactions contemplated by, the Fourth Supplemental Agreement and the Original Credit Agreement as supplemented and amended by the Fourth Supplemental Agreement;

                  (ii) noting that it has due authority, pursuant to Clause 2.4 (Obligors' Agent) of the Original Credit Agreement, from each other Obligor to execute the Fourth Supplemental Agreement as Obligors' Agent on its behalf; and

                  (iii) authorising specified persons to execute the Fourth Supplemental Agreement and the Assignment (as defined below);

         (b) a certificate from the Obligors' Agent confirming that there has been no change to the constitutional documents of the Obligors from those previously delivered to the Facility Agent or, if there has been any such change, specifying the changes together with a copy of the articles of association of the Company;

         (c) a certificate signed by two directors of the Company confirming that there is then no outstanding Default; and

         (d) a certificate signed by two directors of the Company confirming that under the contract with Airbus, Company's investment costs incurred pursuant to the A380 (up to at least the equivalent of (pound)5,200,000) are recoverable from Airbus Industrie in December 2005, contingent only upon the High Density Carbon Brake being certified and TSO approved in Airbus' laboratory, delivered and available for installation on the Airbus Flight Test Aircraft. In the event that approval extends beyond December 2005, payment will be made 90 days after such laboratory qualification and TSO approval.

               SIGNATORIES TO THE FOURTH SUPPLEMENTAL AGREEMENT


Company

DUNLOP STANDARD AEROSPACE GROUP LIMITED

By:      DAVID UNRUH


The Obligors' Agent (on behalf of each Obligor other than the Company)

DUNLOP STANDARD AEROSPACE GROUP LIMITED (as Obligors' Agent)

By:      DAVID UNRUH


Arranger

MIZUHO CORPORATE BANK, LTD.

By:      SIMON HEYWOOD


Facility Agent (for and on behalf of itself and the other Lenders)

MIZUHO CORPORATE BANK, LTD.

By:      SIMON HEYWOOD


Security Agent

MIZUHO CORPORATE BANK, LTD.

By:      SIMON HEYWOOD


Syndication Agent

MIZUHO CORPORATE BANK, LTD.

By:      SIMON HEYWOOD



BK:1024488.8

                                                          CONFORMED COPY






                              FOURTH SUPPLEMENTAL
                                   AGREEMENT



                           DATED 17th January, 2003



                                    Between



                    DUNLOP STANDARD AEROSPACE GROUP LIMITED
        and certain of its Subsidiaries as Borrowers and/or Guarantors

                          MIZUHO CORPORATE BANK, LTD.
                                  as Arranger

                                  THE LENDERS

                          MIZUHO CORPORATE BANK, LTD.
                     as Facility Agent and Security Agent

                                      and

                          MIZUHO CORPORATE BANK, LTD.
                             as Syndication Agent

                  ___________________________________________

                     relating to a Credit Agreement dated
                      31st July, 1998 as supplemented and
                       amended by a Supplemental Credit
                     Agreement dated 28th September, 1998,
                        a Second Supplemental Agreement
                 dated 7th May, 1999 and a Third Supplemental
                      Agreement dated 15th February, 2002
                 _____________________________________________





                                 ALLEN & OVERY
                                    London

                                   CONTENTS

Clause                                                                   Page

1.       Interpretation...................................................1
2.       Amendments to the Original Credit Agreement......................2
3.       Representations and Warranties...................................3
4.       Incorporation....................................................4
5.       Guarantees and Security..........................................4
6.       Miscellaneous....................................................5
7.       Counterparts.....................................................5
8.       Governing Law....................................................5

Schedules

1.       The Obligors.....................................................6
2.       Lenders..........................................................7
3.       Conditions Precedent.............................................8

Signatories...............................................................9